Exhibit 5.1

787 Seventh Avenue
New York, NY 10019-6099
Tel: 212 728 8000
Fax: 212 728 8111
May 5, 2026
Ingram Micro Holding Corporation
3351 Michelson Drive,
Suite 100
Irvine, CA 92612
Ladies and Gentlemen:
We have acted as counsel to Ingram Micro Holding Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 filed by the Company with the U.S. Securities and Exchange Commission on May 5, 2026 (the “Registration Statement”) under the Securities Act of 1933 (as amended, the “Act”), relating to the offer and sale from time to time by the Company and by the selling stockholders of the Company identified in the Registration Statement (the “selling stockholders”) of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company.
We have examined copies of the second amended and restated certificate of incorporation of the Company, the amended and restated bylaws of the Company, the Registration Statement, all relevant resolutions adopted by the Company’s board of directors and such other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.
 As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the legal capacity of natural persons.
Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when an issuance of shares of Common Stock has been duly authorized by all necessary corporate action on the part of the Company or the selling stockholders, and the Registration Statement and any amendments thereto (including post-effective amendments) has become effective under the Act, the shares of Common Stock to be issued and sold by the Company or the selling stockholders will have been duly authorized and, when such shares of Common Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable.
BRUSSELS     CHICAGO     DALLAS     FRANKFURT     HAMBURG     HOUSTON     LONDON     LOS ANGELES
MILAN     MUNICH     NEW YORK     PALO ALTO     PARIS     ROME     SAN FRANCISCO     WASHINGTON

May 5, 2026

This opinion is limited to the General Corporation Law of the State of Delaware and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.
The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof. Insofar as provisions of any of the documents are referenced in this opinion letter for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP